UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 10, 2018

ZOMEDICA PHARMACEUTICALS CORP.
(Exact Name of Registrant as Specified in Charter)

Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Phoenix Drive, Suite 190, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 369-2555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2018, Zomedica Pharmaceuticals Corp. (“Zomedica” or the “Company”) entered into a development, commercialization and exclusive distribution agreement (the “Seraph Agreement”) with Seraph Biosciences, Inc. (“Seraph”), a human biomedical device company which has developed a novel point-of-care pathogen detection system.

Under the terms of this agreement, Zomedica will have exclusive global veterinary industry rights to develop and market a novel pathogen detection system in the form of an innovative point-of-care diagnostic instrument.  Leveraging principles of Raman spectroscopy, Zomedica and Seraph are partnering to bring human diagnostic technology to veterinarians, beginning with the examination of urine and fecal samples. Zomedica will be responsible for the clinical development, validation and commercialization of the platform in the veterinary market. Seraph will supply Zomedica, on an exclusive basis, with the platform instruments and the consumables for the products to be developed under the Seraph Agreement, pursuant to a rolling forecast to be provided by Zomedica at prices specified in the Seraph Agreement. Zomedica will be responsible for the marketing and sale of the instruments and the related consumables, and will pay license fees to Seraph for its efforts in the form of a portion of Zomedica gross profit. The Seraph Agreement, which is exclusive in the veterinary market, has a term of seven years (subject to termination in certain circumstances) and automatically renews for additional one-year terms thereafter.

Zomedica has agreed to pay Seraph up-front fees of $500,000 and to issue to Seraph unregistered common shares having a value of $1,250,000, calculated pursuant to a formula specified in the agreement.  Seraph is entitled to additional payments aggregating up to an additional $7 million, payable 50% in cash and 50% in additional unregistered common shares, upon the achievement of specified milestones.  Seraph is entitled to certain registration rights with respect to the common shares issued by Zomedica under the Agreement.

The foregoing summary of the Seraph Agreement does not purport to be complete.  A copy of the Seraph Agreement will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 8.01. Other Events.

On May 10, 2018, the Company issued a press release announcing its entry into the Seraph Agreement.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release, dated May 10, 2018.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: May 10, 2018	By:	/s/ Shameze Rampertab
Name: Shameze Rampertab
Title: Chief Financial Officer

Exhibit Index

99.1	Press Release, dated May 10, 2018.